Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 09/18/2000


Servicing Certificate

Beginning Principal Balance Group A-I                            173,034,335.08
Beginning Principal Balance Group A-II                            35,798,998.23
                                                          ----------------------
                                  Total Beginning Balance        208,833,333.31

Ending Principal Balance Group A-I                               172,607,460.87
Ending Principal Balance Group A-II                               35,770,398.07
                                                          ----------------------
                                     Total Ending Balance        208,377,858.94

Principal Collections Group A-I                                      426,874.21
Principal Collections Group A-II                                      28,600.16
                                                          ----------------------
                                                                      455,474.37

Interest Collections Group A-I                                      1,345,846.38
Interest Collections Group A-II                                       297,337.88

                                                                    1,643,184.26

Active Loan Count Group A-I                                             4,237
Active Loan Count Group A-II                                              456

Substitution Adjustment Amount Group A-I                                   0.00
Substitution Adjustment Amount Group A-II                                  0.00

Principal Balance of Current Month Prefunding Group A-I                    0.00
Principal Balance of Current Month Prefunding Group A-II                   0.00

Policy Draw Amount                                                         0.00

Total Limited Reimbursement Amount                                    40,713.89

Current month distribution to Credit Enhancer                         80,208.33

Net Loan Rate                                                            14.43%

Note Rate - Class A-I-1 Notes                                           6.7600%
Note Rate - Class A-I-2 Notes                                           7.9500%
Note Rate - Class A-II-1 Notes                                          6.7700%
Note Rate - Class A-II-2 Notes                                          7.9900%

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                               Beginning Note        Ending Note        Percentage         Principal         Interest
                                   Balance             Balance           Interest         Distribution


          Class A-I-1 Notes         55,140,000.00      53,889,129.72      19.596%             1,250,870.28    186,373.20

          Class A-I-2 Notes        172,718,000.00     172,718,000.00      62.807%                        -  1,182,398.64

         Class A-II-1 Notes         11,543,000.00      11,343,923.65       4.125%               199,076.35     39,073.06

         Class A-II-2 Notes        35,599,000.00       35,599,000.00      12.945%                        -    244,931.01
              Total Notes          _____________________________________________________________________________________
                                   275,000,000.00     273,550,053.37                          1,449,946.63  1,652,775.91

Certificates                                                               0.00

Prefunding Account                                            Total Amount
                                                          ----------------------
Beginning Balance                                                 66,166,666.69
Interest Earned on Prefunding Account                                 11,420.55
Prior month Interest earned transferred to                                 0.00
overcollateralization
Collection Period Subsequent Transfer                                      0.00
Prefunding Account balance distributed to Noteholders                      0.00
                                                          ----------------------
                  Total Ending Prefunding Account Balance         66,178,087.24


Capitalized Interest Account Balance
Beginning Balance                                                  1,855,638.23
Withdraw relating to prior month Collection Period                         0.00
Interest Earned                                                          320.29
Interest Earned sent to Note Payment account                               0.00
Total Ending Capitalized Interest Account Balance to                       0.00
Noteholders
                                                          ----------------------
        Total Ending Capitalized Interest Account Balance          1,855,958.52
                                                          ======================


Beginning Overcollateralization Amount                                     0.00
Overcollateralization Amount Increase (Decrease)                     994,472.26
                                                          ----------------------
Ending Overcollateralization Amount                                  994,472.26
Outstanding Overcollaterization Amount
                                                                    5,270,527.74
                                                          ----------------------
Required Overcollateralization Amount
                                                                    6,265,000.00


                                                                                      Number          Percent
                                                                        Balance      of Loans       of Balance
Delinquent Loans (30 Days)                                                              5              0.23%
                                                                      391,026.05
Delinquent Loans (60 Days)                                                 0.00         0              0.00%
Delinquent Loans (90+ Days) (*)                                            0.00         0              0.00%
Foreclosed Loans                                                           0.00         0              0.00%
REO                                                                        0.00         0              0.00%

(*) 90+ Figures Include Foreclosures and REO
                                                                                                      Percent
                                                           Liquidation To-Date                      of Balance
Beginning Loss Amount                                                      0.00
Current Month Loss Amount                                                  0.00                        0.00%
Ending Loss Amount                                                         0.00

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